EXHIBIT 21.1


                          LINEAR TECHNOLOGY CORPORATION

                              LIST OF SUBSIDIARIES



                    1.       Linear Technology (U.K.) Limited

                    2.       Linear Technology KK

                    3.       Linear Technology GmbH

                    4.       Linear Technology S.A.R.L.

                    5.       Linear Technology PTE

                    6.       Linear Technology Foreign Sales Corporation

                    7.       Linear Technology (Taiwan) Corporation

                    8.       Linear Technology Korea

                    9.       Linear Semiconductor Sdn Bhd

                    10.      Linear Technology A.B. (Sweden)

                    11.      Linear Technology Corporation Limited (Hong Kong)